EXHIBIT 1.1

           VAN KAMPEN FOCUS PORTFOLIOS INSURED INCOME TRUST, SERIES 76
                                 TRUST AGREEMENT

                            Dated: November 16, 2000

         This Trust Agreement between Van Kampen Funds Inc., as Depositor, American Portfolio Evaluation Services, a division of Van Kampen Investment Advisory Corp., as Evaluator, and The Bank of New York, as Trustee, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Standard Terms and Conditions of Trust for Van Kampen Merritt Insured Income Trust, Series 1 and Subsequent Series, Effective: April 3, 1990" (herein called the "Standard Terms and Conditions of Trust") and such provisions as are set forth in full and such provisions as are incorporated by reference constitute a single instrument. All references herein to Articles and Sections are to Articles and Sections of the Standard Terms and Conditions of Trust.


                                WITNESSETH THAT:

         In consideration of the premises and of the mutual agreements herein contained, the Depositor and the Trustee and the Evaluator agree as follows:


                                     PART I
                     STANDARD TERMS AND CONDITIONS OF TRUST

         Subject to the Provisions of Part II hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.


                                     PART II
                      SPECIAL TERMS AND CONDITIONS OF TRUST

         The following special terms and conditions are hereby agreed to:

               (a) The Bonds defined in Section 1.01(4), listed in Schedule A hereto, have been deposited in trust under this Trust Agreement.

               (b) The fractional undivided interest in and ownership of the various Trusts represented by each Unit thereof is a fractional amount, the numerator of which is one and the denominator of which is the amount set forth under "Summary of Essential Financial Information__Number of Units" in the related Prospectus.

               (c) The First General Record Date and the amount of the second distribution of funds from the Interest Account shall be the record date for the Interest Account and the amount set forth under "Summary of Essential Financial Information-Estimated Distributions - Initial Distribution" in the related Prospectus.

               (d) The First Settlement Date shall be the date set forth under "Summary of Essential Financial Information" in the Prospectus.

               (e) The Evaluation time has been changed from 3:00 P.M. Eastern time to close of the New York Stock Exchange.

               (f) Sections 8.02(d) and 8.02(e) of the Standard Terms and Conditions of Trust are hereby stricken and replaced by the following:

               (d) distribution to each Certificateholder of such Trust such holder's pro rata share of the balance of the Interest Account of such Trust;

               (e) distribute to each Certificateholder of such Trust such holder's pro rata share of the balance of the Principal Account of such Trust; and

               (g) Section 1.01(11) of the Standard Terms and Conditions of Trust are hereby stricken and replaced by the following:

                           (11) "Insurer" shall mean AMBAC Assurance
                  Corporation, and/or Capital Markets Assurance Corporation, their respective successors and assigns, each having its principal office in New York, New York, one or both of which have issued the contract or policy of insurance obtained by the Trust Fund protecting the Trust Fund and the Certificateholders thereof against nonpayment when due of the principal of and interest on certain of the Bonds (except for Pre-Insured Bonds) held by the Trustee as part of the Fund.

               (h) All references to "Van Kampen Merritt Insured Income Trust," "Van Kampen Merritt Inc." and "Van Kampen Merritt Investment Advisory Corp." in the Standard Terms and Conditions of Trust are hereby stricken and replaced with "Van Kampen Focus Portfolios Insured Income Trust," "Van Kampen Funds Inc." and "Van Kampen Investment Advisory Corp.," respectively.

               (i) The Trustee's annual compensation as set forth under Section 6.04, under each distribution plan shall be that amount as specified in the Prospectus under the section entitled "Summary of Essential Financial Information - Expenses-Trustee's Fee" and will include a fee to induce the Trustee to advance funds to meet scheduled distributions.

               (j) The term "Record Date" shall mean the dates set forth under "Summary of Essential Financial Information-Estimated Distributions" in the Prospectus. Notwithstanding anything to the contrary in the Standard Terms and Conditions of Trust, all distributions to Certificateholders shall be computed as of the related Record Date as that term is defined in the previous sentence.

               (k) The term "Distribution Date" shall mean the dates set forth under "Summary of Essential Financial Information-Estimated Distributions" in the Prospectus. Notwithstanding anything to the contrary in the Standard Terms and Conditions of Trust, all distributions to Certificateholders shall be made as of the related Distribution Date as that term is defined in the previous sentence.





         IN WITNESS WHEREOF, the undersigned have caused this Trust Agreement to be executed and their corporate seals to be hereto affixed and attested; all as of the day, month and year first above written.

                              VAN KAMPEN FUNDS INC.

                                By JAMES J. BOYNE
                     ---------------------------------------
                              Senior Vice President
                                     (SEAL)


                                     Attest:

                             By WESTON B. WETHERELL
                       ----------------------------------
                                 Vice President

                     AMERICAN PORTFOLIO EVALUATION SERVICE,
               a division of Van Kampen Investment Advisory Corp.

                                By JAMES J. BOYNE
                -------------------------------------------------
                              Senior Vice President
                                     (SEAL)


                                     Attest:

                             By WESTON B. WETHERELL
                       ----------------------------------
                                 Vice President

                              THE BANK OF NEW YORK

                                By JEFFREY COHEN
                        ---------------------------------
                                 Vice President
                                     (SEAL)


                                     Attest:

                                 By ROBERT WEIR
                            ------------------------
                               Assistant Treasurer







                          SCHEDULE A TO TRUST AGREEMENT
                         SECURITIES INITIALLY DEPOSITED
                                       IN
           VAN KAMPEN FOCUS PORTFOLIOS INSURED INCOME TRUST, SERIES 76

     (Note: Incorporated herein and made a part hereof is the "Portfolio" as set forth in the Prospectus.)